Exhibit 99.1

Press Release	Media Contact: Brendan Ranson-Walsh VP, Externals Communications 212.739-7212 brendan.ranson-walsh@aecom.com	Investor Contact: Will Gabrielski VP, Investor Relations 213.593.8208 william.gabrielski@aecom.com

AECOM announces launch of exchange offer for $1 billion aggregate principal amount of its 5.125% Senior Notes due 2027

LOS ANGELES—(BUSINESS WIRE)—(May 26, 2017) — AECOM (NYSE: ACM), a premier, fully integrated global infrastructure firm, announced today that it has launched an offer to exchange new registered notes for the outstanding unregistered notes that it issued in February 2017 in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

AECOM is offering to exchange (the “Exchange Offer”) $1 billion aggregate principal amount of its newly issued 5.125% Senior Notes due 2027, as well as all related guarantees (the “Exchange Notes”) for a like principal amount of its outstanding 5.125% Senior Notes due 2027, as well as all related guarantees (the “Old Notes”).  The Exchange Notes have been registered under the Securities Act and will be guaranteed by AECOM’s subsidiaries that guarantee the Old Notes.  AECOM will not receive any proceeds from the issuance of the Exchange Notes.  The sole purpose of the Exchange Offer is to fulfill AECOM’s obligations under the registration rights agreement entered into with holders of the Old Notes in connection with the February 2017 offering.

The Exchange Offer will expire at 5:00 p.m. New York City time on June 26, 2017, unless otherwise extended (such date and time, as they may be extended, the “Expiration Date”).  The settlement date for the Exchange Offer will occur as promptly as practicable following the Expiration Date. The Exchange Offer is made only pursuant to AECOM’s prospectus dated May 26, 2017, which has been filed with the United States Securities and Exchange Commission. AECOM has not authorized any person to provide information other than as set forth in the prospectus.

Copies of the exchange offer prospectus and related materials may be obtained from the exchange agent for the Exchange Offer, U.S. Bank National Association, by emailing or faxing a request to cts.specfinance@usbank.com or (651) 466-7372 (for Eligible Institutions only) or by mailing or delivering a request to U.S. Bank National Association, Global Corporate Trust Services, 111 Fillmore Ave. East, EP-MN-WS2N, St. Paul, MN 55107, Attention: Specialized Finance.

This press release is for informational purposes only and is neither an offer to buy, nor a solicitation of an offer to sell, the Exchange Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About AECOM

AECOM (NYSE:ACM) is built to deliver a better world. We design, build, finance and operate infrastructure assets for governments, businesses and organizations in more than 150 countries. As a fully integrated firm, we connect knowledge and experience across our global network of experts to help clients solve their most complex challenges. From high-performance buildings and infrastructure, to resilient communities and environments, to stable and secure nations, our work is transformative, differentiated and vital. A Fortune 500 firm, AECOM had revenue of approximately $17.4 billion during fiscal year 2016. See how we deliver what others can only imagine at aecom.com and @AECOM.

All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including statements relating to the future exchange offer. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

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Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following:  our business is cyclical and vulnerable to economic downturns and client spending reductions; uncertainties related to government contract appropriations; Budget Control Act of 2011; governmental agencies may modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations applicable to our business; our leveraged position and ability to service our debt; ability to maintain surety and financial capacity; exposure to legal, political and economic risks in different countries as well as currency exchange rate fluctuations; the failure to retain and recruit key technical and management personnel; our insurance policies may not provide adequate coverage; Brexit; unexpected adjustments and cancellations related to our backlog; dependence on third party contractors who fail to satisfy their obligations; systems and information technology interruption; and changing client preferences/demands, fiscal positions and payment patterns. Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in our reports filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

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